POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby

constitutes and appoints each of Christopher M. Connor,

Sean P. Hennessy and Stephen J. Perisutti, or any of them

signing singly, and with full power of substitution, as

the undersigned's true and lawful attorney-in-fact to:

(1) prepare, execute in the undersigned's name and

 on the undersigned's behalf, and submit to the

 U.S. Securities and Exchange Commission (the "SEC")

 a Form ID, including amendments thereto, and any

 other documents necessary or appropriate to obtain

 codes and passwords enabling the undersigned to

 make electronic filings with the SEC of reports

 required by Section 16(a) of the Securities

 Exchange Act of 1934 or any rule or regulation

 of the SEC ("Section 16");

(2) execute for and on behalf of the undersigned,

 in the undersigned's capacity as an officer and/or

 director of The Sherwin-Williams Company

 (the "Company"), Forms 3, 4, and 5 in accordance

 with Section 16;

(3) do and perform any and all acts for and on behalf

 of the undersigned which may be necessary or

 desirable to complete and execute any such

 Form 3, 4, or 5, complete and execute any amendment

 or amendments thereto, and timely file any such

 form with the SEC and any stock exchange or

 similar authority; and

(4) take any other action of any type whatsoever in

 connection with the foregoing which, in the opinion

 of such attorney-in-fact, may be of benefit to,

 in the best interest of, or legally required by,

 the undersigned,it being understood that the

 documents executed by such attorney-in-fact on

 behalf of the undersigned pursuant to this Power

 of Attorney shall be in such form and shall

 contain such terms and conditions as such

 attorney-in-fact may approve in such

 attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or desirable to

be done in the exercise of any of the rights and powers

herein granted, as fully to all intents and purposes as

the undersigned might or could do if personally present,

with full power of substitution or revocation,hereby

ratifying and confirming all that such attorney-in-fact, or

such attorney-in-fact's substitute or substitutes, shall

lawfully do or cause to be done by virtue of this power of

attorney and the rights and powers herein granted.  The

undersigned acknowledges that the foregoing attorneys-in-fact,

in serving in such capacity at the request of the undersigned,

are not assuming, nor is the Company assuming, any of the

undersigned's responsibilities to comply with Section 16.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms

3, 4, and 5 with respect to the undersigned's holdings of

and transactions in securities issued by the Company,

unless earlier revoked by the undersigned in a signed

writing delivered to the foregoing attorneys-in-fact.

 IN WITNESS WHEREOF, the undersigned has

caused this Power of Attorney to be executed as of this 8th

ay of January, 2013.

   /s/  Catherine M. Kilbane